UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006 (August 30, 2006)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 West 79th Street, Lenexa, Kansas	66214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)
On August 30, 2006, (i) the Board of Directors (the “Board”) of Mediware Information Systems, Inc. (“Mediware” or the “Company”), pursuant to authority granted by the By-Laws of the Company, increased the size of the Board from eight (8) to nine (9) and (ii) Ira Nordlicht was elected to fill the newly-created position. Mr. Nordlicht was also elected Chairman of the Executive Committee of the Board of Mediware. Mr. Nordlicht will serve as a director until the next annual meeting of the shareholders of Mediware and his successor is elected and qualified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2006	MEDIWARE INFORMATION SYSTEMS, INC.

	By:	/s/ James Burgess
James Burgess
Chief Executive Officer and President

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